CUSIP NO. 756269106                                          PAGE 36 OF 55 PAGES


                                                                       Exhibit 2

                              AGREEMENT RELATING TO
                       RECOVERY ENGINEERING, INC. OPTIONS



         AGREEMENT, dated as of April 29, 1999, by and between Robert R. Gheewalla (the "Grantee") and The Goldman Sachs Group, Inc. ("Goldman Sachs").

         WHEREAS, the Grantee is serving as a director of Recovery Engineering, Inc., (the "Company") at the request of GS Capital Partners II, L.P. (the "Fund"), of which a subsidiary of Goldman Sachs is the general partner.

         WHEREAS, it is the policy of Goldman Sachs that if, at the request of the Fund, any employee of Goldman Sachs or any of its affiliates serves as a director of a company in which the Fund has an investment and such company grants options to purchase stock of such company to such employee, then such employee holds such options for the benefit of Goldman Sachs;

         WHEREAS, under the 1993 Director Stock Option Plan (as amended, the "Current Plan") and pursuant to the Director's Nonqualified Stock Option Agreements (the "Initial Option Agreements"), dated as of February 3, 1998 and April 29, 1999, between the Company and the Grantee, the Grantee was granted options (the "Initial Options") to purchase up to 4,000 shares of common stock, par value $.01 per share (the "Stock"), of the Company at an exercise price of $24.01 per share and 4,000 shares of Stock of the Company at an exercise price of $10.36 per share;

         WHEREAS, the Initial Option Agreements provide that the Initial Options are not transferable except under certain specified circumstances;

         WHEREAS, the Grantee may from time to time in his capacity as a director of the Company be granted additional options to purchase Stock (individually and collectively, an "Additional Option") pursuant to an option agreement (individually and collectively, an "Additional Option Agreement") under the Current Plan or under another stock option plan of the Company (individually and collectively, an "Additional Plan"; the Additional Plan and the Current Plan are referred to individually and collectively as the "Plan"; the Additional Option and the Initial Options are referred to individually and collectively as an "Option"; the Additional Option Agreement and the Initial Option Agreements are referred to individually and collectively as an "Option Agreement"); and




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         WHEREAS, in accordance with the policy of Goldman Sachs, the Grantee is required to hold the Initial Options and any Additional Option which the Grantee may receive from time to time as nominee for Goldman Sachs.

         NOW THEREFORE, in consideration of the terms and conditions set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Plan.

         2. General. The Grantee hereby agree that: (i) the Grantee shall hold each Option, each share of Stock issuable upon exercise of any Option, and the proceeds of any sale of any such shares of Stock in trust for the benefit of Goldman Sachs; (ii) the Grantee shall not (x) exercise the Option, in whole or in part, (y) Transfer (as defined in Section 2.6) any shares of Stock issuable upon exercise of the Option, or (z) vote any shares of Stock, except, in each case, as Goldman Sachs may in its sole discretion direct from time to time; and
(iii) the Grantee shall take all such actions and exercise all such rights and privileges with respect to any Option or such shares of Stock as Goldman Sachs may in its sole discretion direct from time to time, provided that the Grantee shall not be required to take any action or exercise any such rights or privileges which the Grantee believes, in good faith, would violate any applicable law or the Grantee's fiduciary duties to the Company. The Grantee hereby agrees that Goldman Sachs shall be entitled to all such rights and privileges with respect to any Option or such shares of Stock as if Goldman Sachs had originally been the grantee under each Option Agreement. Without limiting the generality of the foregoing, the parties hereto agree as follows:

         a. Exercise of Options. Subject to the exercise schedule set forth in the applicable Option Agreement, at any time and from time to time that Goldman Sachs determines to exercise any Option, Goldman Sachs shall provide to the Grantee written instructions (the "Exercise Instructions") which shall: (i) set forth the number of shares of Stock in respect of which the Option shall be exercised (the "Purchased Stock"); (ii) set forth the date on which the Grantee shall exercise the Option; and (iii) identify the Option to which the Exercise Instructions relate (such identification to be made by the date of the Option Agreement or otherwise). The Exercise Instructions may also include such other instructions as Goldman Sachs may in its sole discretion deem appropriate, including, without limitation, instructions to the Grantee to: (x) provide to the Company, to the extent permitted by the applicable Plan



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CUSIP NO. 756269106                                          PAGE 38 OF 55 PAGES



and any committee of the Board of Directors of the Company which administers the Plan (the "Committee"), irrevocable instructions for a broker to promptly pay to the Company in full the Option price for the Purchased Stock; or (y) Transfer (as defined below) the shares of Purchased Stock to, or instruct the Company to issue such shares of Purchased Stock in the name of, Goldman Sachs or Goldman Sachs' designee. Upon receipt of the Exercise Instructions, the Grantee shall exercise the Option referred to therein in accordance with the Exercise Instructions by delivering written notice to the Company in accordance with the Exercise Instructions, the applicable Option Agreement and the Plan. Except as provided in this Section 2, the Grantee shall not exercise any Option.

         b. Exercise Price and Taxes.

         i. Except to the extent Goldman Sachs instructs the Grantee in accordance with clause (x) of Section 1.1 hereof, Goldman Sachs shall, no later than the date of exercise specified in the Exercise Instructions, deliver or cause to be delivered to the Company (on behalf of the Grantee) or deliver or cause to be delivered to the Grantee (who shall in turn deliver or cause to be delivered to the Company) cash in an amount equal to the sum of (i) the aggregate purchase price for the Purchased Stock, and (ii) the amount of any taxes or other amounts which is imposed by any governmental entity and which the Grantee is required to satisfy in connection with such exercise. Such payment may be made by any method permitted pursuant to the Plan or such other method as the Committee may approve.

         ii. Goldman Sachs shall promptly deliver to the Grantee or otherwise pay on behalf of the Grantee, any stock transfer or similar taxes payable by the Grantee in connection with any Transfer requested by Goldman Sachs.

         c. Tax Returns.

         ii. The Grantee will request that the Company (if the Company determines that it is permissible under applicable law) issue a Form 1099 to Goldman Sachs rather than to the Grantee in connection with any exercise of any Option.

         ii. If the Company issues a Form 1099 to the Grantee in connection with any exercise of any Option in any year, the Grantee shall promptly notify Goldman Sachs of his receipt of a Form 1099 and, unless the Grantee and Goldman Sachs otherwise agree in writing, the Grantee shall (i) issue a Form 1099 to Goldman Sachs to reflect the amount reported in the Form 1099 issued by the Company, and (ii) attach a statement to his federal income tax return to explain that the amounts reported in the Company's Form 1099 were received by the Grantee solely as an agent for Goldman Sachs and are not gross income of the Grantee. Goldman Sachs shall reimburse the Grantee for up to $1,000 of the


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CUSIP NO. 756269106                                          PAGE 39 OF 55 PAGES


reasonable costs incurred by the Grantee for tax return preparation for such year.

         iii. If in any year the Grantee, upon the written instructions of Goldman Sachs, Transfers any Option or any shares of Stock issued upon the exercise of any Option in a taxable transaction, Goldman Sachs shall reimburse the Grantee for up to $1,000 of the reasonable costs incurred by the Grantee for tax return preparation for such year.

         iv. In the event the Grantee is requested to pay an amount of additional income tax as a result of the exercise of any Option or any Transfer requested by Goldman Sachs (the "Incremental Taxes"), the Grantee shall promptly notify Goldman Sachs and cause his tax accountant or other tax preparer to prepare a certificate (the "Tax Certificate") setting forth (i) the amount of Incremental Taxes and (ii) the determination thereof in reasonable detail. The Tax Certificate shall be provided within 30 days of the receipt by the Grantee of correspondence from any tax authority with respect to an amount that could give rise to an Incremental Tax. Goldman Sachs shall have 20 days to review the Tax Certificate and (A) shall undertake to arrange for the Grantee's defense in any controversy arising with respect to any Incremental Tax or (B) if the Grantee has fulfilled all of his obligations hereunder, shall pay to the Grantee the amount of any Incremental Tax finally determined in accordance with Section 2.3(e) or (f) below. Grantee will cooperate with Goldman Sachs and with any tax representative selected by Goldman Sachs, which representative shall be reasonably acceptable to the Grantee, and such cooperation shall include complying with reasonable requests to furnish information or execute documents necessary to defend the Grantee in the course of the dispute or to effect a settlement of the dispute. In the event Goldman Sachs chooses to exercise alternative (A) above, the costs of defense shall be borne by Goldman Sachs. Goldman Sachs and the Grantee shall resolve any dispute between them in good faith.

         v. If Goldman Sachs chooses to pay the Incremental Taxes under Section 2.3(d)(B) hereof, Goldman Sachs shall, within five days after the end of the 20-day review period if there is no dispute or, if there is a dispute, within five days after the dispute is resolved, pay to the Grantee (i) the amount of any Incremental Taxes as reflected on the Tax Certificate if there is no dispute or as the parties may agree if there is a dispute resolved by the parties, and
(ii) an amount necessary to compensate the Grantee for the additional federal, state or local income or payroll taxes, if any, imposed on the Grantee as a consequence of Goldman Sachs' payment of the Incremental Taxes and the payment of any amounts under this subclause (ii) to the Grantee (the "Gross-up Amount"). The Gross-up Amount shall be computed by Goldman Sachs using the highest

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combined effective rate of federal, state and local income tax applicable to a resident of The City of New York in the taxable year in which Goldman Sachs pays the Incremental Tax to the Grantee.

         vi. If Goldman Sachs chooses to defend the Grantee with respect to an Incremental Tax pursuant to Section 2.3(d)(A) hereof, and (i) the Grantee is assessed an income tax after Goldman Sachs has exhausted all administrative or other legal remedies that, in its sole discretion, Goldman Sachs chooses to pursue, or (ii) a settlement is reached, Goldman Sachs shall pay any additional income tax with respect to such controversy for which the Grantee ultimately is liable, including a gross-up amount, such amounts to be determined and paid in accordance with the procedures for determining an Incremental Tax and the Gross-up Amount in Section 2.3(e) hereof.

         d. Notices; Information. The grantee shall promptly provide to Goldman Sachs a copy of (i) all written notices delivered to the Grantee as a participant in any Plan or as a shareholder of the Company, and (ii) any documents, reports or other materials provided to the Grantee as a participant in any Plan or as a shareholder of the Company, including any quarterly and annual reports to shareholders and any proxy statements. Upon request of Goldman Sachs, the Grantee shall obtain any information, reports or other materials available to the Grantee as a participant in any Plan or as a shareholder of the Company.

         e. Voting. The Grantee shall not exercise any voting rights in respect of any shares of Stock issued to the Grantee upon exercise of any Option, except in accordance with the written instructions of Goldman Sachs. The Grantee hereby agrees to exercise such voting rights in accordance with the written instructions of Goldman Sachs.

         f. Transfer. The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any Option or any shares of Stock issued to the Grantee upon exercise of any Option, or grant any option to purchase such Option or shares of Stock or grant any legal or beneficial interest therein (each, a "Transfer"), except in accordance with the written instructions of Goldman Sachs or by will or the laws of descent or distribution. The Grantee hereby agrees to Transfer any Option or shares of Stock in accordance with the written instructions of Goldman Sachs.

         3.   Termination of Employment or Directorship; Termination of
              Options.

         a. No Right to Continued Employment or Directorship. Nothing in this Agreement shall be interpreted or construed to confer upon the Grantee any


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CUSIP NO. 756269106                                          PAGE 41 OF 55 PAGES



right with respect to continuance of employment by Goldman Sachs or its affiliates or of serving as a director of the Company, nor shall this Agreement interfere in any way with the right of Goldman Sachs or its affiliates to terminate the Grantee's employment or directorship at any time.

         b. Effect of Termination of Employment or Directorship. If the employment of the Grantee by Goldman Sachs or its affiliates or the directorship of the Grantee is terminated for any reason, including, without limitation, death, disability, retirement or cause, this Agreement shall continue in full force and effect and shall be binding upon the parties hereto and their respective successors, assigns, legal and personal representatives, heirs and legatees.

         c. Termination of Options. The Grantee shall not have any liability to Goldman Sachs, or otherwise be responsible for, the forfeiture, cancellation, lapse or termination of any Option upon the termination for whatever reason of the Grantee's position as a director of the Company or upon the expiration of the term of such Option if Goldman Sachs failed to provide Exercise Instructions to the Grantee or to otherwise comply with Section 2 in a timely manner.

         4. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         5. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case, located in the Borough of Manhattan for any action or proceeding in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address in accordance with this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York



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or the United States of America located in the Borough of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         6. Specific Performance. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

         7. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

               (i)         If to Goldman Sachs to

                           The Goldman Sachs Group, Inc.
                           85 Broad Street
                           New York, NY  10004

                           Attention:  Eve M. Gerriets

               (ii)        If to the Grantee to

                           Robert R. Gheewalla
                           Goldman, Sachs & Co.
                           19th Floor
                           85 Broad Street
                           New York, NY  10004

         8. Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal and personal representatives, heirs, legatees, successors, and assigns. Neither this Agreement nor any of the rights hereunder may be assigned by any of the parties hereto without the consent of the other party, except that Goldman Sachs may assign all or part of its rights under this Agreement without the consent of the Grantee.

         9. Amendment and Modification. This Agreement may be amended, modified, supplemented or waived only by written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

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         10. Headings; References; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. All article, section, schedule, exhibit and paragraph references are to this Agreement, unless otherwise expressly provided. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

         11. Interpretation. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. There shall be included within the term "Option" any and all options, securities or other rights of any kind whatsoever which may be issued in respect of, or in exchange for, any Option pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise. There shall be included within the term "Stock" any and all securities, option or other rights of any kind whatsoever which may be issued in respect of, or in exchange for, any shares of Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

         12. Entire Agreement. The Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE GOLDMAN SACHS GROUP, INC.


By:        /s/ Richard A. Friedman
           Richard A. Friedman
           Vice President


GRANTEE


By: /s/ Robert R. Gheewalla
    Robert R. Gheewalla

         Recovery Engineering, Inc. acknowledges the foregoing agreement between The Goldman Sachs Group, Inc., a Delaware Corporation, and Robert R. Gheewalla and agrees to be bound by Sections 2(i) and 2.3(a) of such agreement, except as the undersigned may otherwise be required to do by law or judicial process.

RECOVERY ENGINEERING, INC.

By:   /s/ Peter Saari
Name: Peter Saari
Title: Corporate Counsel


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